EXHIBIT 99.1

Unrivaled Brands Issues Corporate Update

Company Announces Progress of its Initial

100-Day Turnaround Plan and

Shifts Focus to Profitable Growth

SANTA ANA, Calif., August 5, 2022 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) ("Unrivaled" or the "Company"), a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon, today provided a corporate update related to its previously disclosed 100-day turnaround plan and strategic restructuring to reduce costs, drive efficiency, and identify a path to profitable growth.

Eric Baum, Chairman of the Board of Unrivaled Brands, stated, “In the company’s initial communications to shareholders in May, we indicated our immediate focus was on our 100-day plan to stabilize operations, protect our performing assets, create a sustainable debt position, and put us on a path to profitability in an increasingly challenging industry and troubled California market. I am pleased to announce progress against this plan - though humbly recognize that there is still significant work ahead of us.

“Beginning in March we conducted a thorough review of the company’s balance sheet and determined the health and sustainability of each of our business units. In Q2 we took decisive action to meaningfully reset the cost structure including tightening operations, improving financial systems and controls, and restructuring our debt.

“We have since closed several under-performing assets, significantly reduced management and workforce positions, reducing our SG&A run rate by about $5MM a year. We have shifted our strategy to focus on operations in Oregon, our retail stores in Oakland and Santa Ana, and the marketing and licensing of Korova, which remains one of the most sought-after brands on the West Coast.

More specifically, the Company has completed the following:

●

Outsourcing Distribution. In June 2022, Unrivaled partnered with a leading North American distributor of cannabis and cannabis accessories, with a strong fulfillment infrastructure, to manage distribution of its brands, while simultaneously exiting third-party distribution engagements which were negatively affecting cash flow.

●

Closing Under-Performing Retail. Unrivaled closed underperforming retail locations in Los Angeles, San Leandro, and Sacramento, California. Where possible, assets from these sites have been deployed elsewhere to support other business operations.  The company is actively marketing the closed assets and licenses.

●

Reduction in Management and Workforce. As of August 1, 2022, Unrivaled headcount is 188 versus 338 at the end of Q1 2022. Much of this reduction came from site closures and reduction of corporate headcount. Overall, payroll has been reduced by roughly 40%, with a focus on bringing payroll spend within a healthy range in line with the go-forward size of the Company.

“We want to assure the community that we are committed to continued progress while being realistic about the headwinds we face in the cannabis industry and capital markets. We also realize efforts such as these take time and believe that we have only just begun to establish a new baseline to grow from. Moving forward, we are focused on stabilizing and growing operations, improving the balance sheet and debt restructuring. We are also actively reviewing options for additional sources of capital and potential mutually beneficial partnerships in order to navigate through the current landscape. Simultaneously, we are considering experienced candidates for CEO and expect to share more detailed updates in the coming weeks and months. In closing, I want to express gratitude for the team in place for their commitment to the restructuring effort and their tireless work during this time.” concluded Baum.

2

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates three dispensaries with direct-to-consumer delivery, two cultivation facilities, and several leading company-owned brands. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

3